                                                                     EXHIBIT 4.1


     IF THE REGISTERED OWNER OF THIS SECURITY (AS INDICATED BELOW) IS THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") OR A NOMINEE OF THE DEPOSITORY, THEN THIS SECURITY IS A GLOBAL SECURITY AND THE FOLLOWING LEGENDS SHALL APPLY:

     THIS SECURITY IS A BOOK-ENTRY SECURITY IN A GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

     UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (55 WATER STREET, NEW YORK, NEW YORK) TO CASE CREDIT CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SECURITY IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED NO. FX-____________                    CUSIP NO.: ___________________
                                                  PRINCIPAL AMOUNT: ____________

                            CASE CREDIT CORPORATION

                           MEDIUM-TERM NOTE, SERIES A
             Due From 9 Months to 30 Years From Original Issue Date
                                  (Fixed Rate)

ORIGINAL ISSUE PRICE:              REDEMPTION PRICE:

ORIGINAL ISSUE DATE:               REDEMPTION COMMENCEMENT DATE:

INTEREST RATE:                     HOLDER'S OPTIONAL REPAYMENT DATE(S):

STATED MATURITY:                   HOLDER'S OPTIONAL REPAYMENT PRICE:

                                   AMORTIZATION FORMULA:

                                   AMORTIZATION PAYMENT DATE(S):

OTHER PROVISIONS:

IF APPLICABLE, THE FOLLOWING WILL BE COMPLETED SOLELY FOR THE PURPOSE OF APPLYING THE UNITED STATES FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID")
RULES:

TOTAL AMOUNT OF OID:

YIELD TO MATURITY:

INITIAL ACCRUAL PERIOD OID:
METHOD USED TO DETERMINE YIELD FOR
INITIAL ACCRUAL PERIOD:
     ___ APPROXIMATE
     ___ EXACT

     If applicable, the Redemption Price initially shall be ___% of the principal amount of this Security to be redeemed and shall decline at each anniversary of the Redemption Commencement Date by ___% of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount, together with interest thereon to the date fixed for redemption.


     CASE CREDIT CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________________________________ ________, or registered assigns, the principal sum of __________________________
_____________________________ Dollars ($_________) at Stated Maturity specified above or upon earlier redemption or repayment and to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 1 and October 1 in each year, at the interest rate specified above, until the principal hereof is paid or made available for payment provided, that if the Original Issue Date is after a Regular Record Date and before the Interest Payment Date following the next succeeding Regular Record Date, interest payments will commence on the Interest Payment Date following the next succeeding Regular Record Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided, however, that interest payable at Stated Maturity or upon earlier redemption or repayment will be payable to the Person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series and of like tenor not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the persons entitled thereto as such address shall appear in the Security Register. The Company will, at all times, appoint and maintain a paying agent, initially the Trustee (the "Paying Agent"), authorized by the Company to pay the principal of, and premium, if any, or interest on, this Security on behalf of the Company to the person entitled thereto.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under a facsimile of its Corporate Seal.

Dated:_______________               CASE CREDIT CORPORATION

                                    By:   _____________________________
                                          Name:
                                          Title:


Attest: ____________________________
        Name:
        Title:



                         CERTIFICATE OF AUTHENTICATION

   THIS IS ONE OF THE SECURITIES DESCRIBED IN THE WITHIN MENTIONED INDENTURE

                                                 The Bank of New York,
                                                  as Trustee


                                                 By:________________________
                                                    Authorized Signatory

                             (Reverse of Security)

                            CASE CREDIT CORPORATION

                           MEDIUM-TERM NOTE, SERIES A
             Due from 9 Months to 30 Years From Original Issue Date
                                  (Fixed Rate)

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of October 1, 1997, (herein called the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof. The Securities of this series may be issued from time to time in an aggregate initial offering price of up to $550,000,000, may mature at different times, bear interest, if any, at different rates, and be redeemable at different times or not at all.

     If a Redemption Commencement Date is specified on the face hereof, this Security may be redeemed at the option of the Company as a whole, or from time to time in part, on any date on or after such Redemption Commencement Date and prior to maturity, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of Securities to be redeemed at their last registered addresses, all as further provided in the Indenture, at the Optional Redemption Prices, if any, specified on the face hereof (expressed in percentages of the principal amount) together in each case with accrued interest to the date fixed for redemption. If less than all of the Notes with like tenor and terms are to be redeemed, the Notes to be redeemed shall be selected not more than 60 days prior to the redemption date by the Trustee by such method as the Trustee shall deem fair and appropriate.

     If a Repayment Date or Repayment Dates are specified on the face hereof, this Security will be repayable at the option of the Holder, in whole or from time to time in part, on such Repayment Date or Repayment Dates at the Repayment Price specified on the face hereof, together with accrued interest thereon to the Repayment Date on which repayment is sought. In order for this Security to be repaid, the Company must receive at the Corporate Trust Office of the Trustee in the City of New York, New York, at least 30 days, but not more than 60 days, prior to the specified Repayment Date (i) the Security with the form below entitled "Option to Elect Repayment" duly completed or (ii) a facsimile transmission or letter from a member of a national securities exchange, the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States of America, setting forth the name of the Holder of the Security, the principal amount of the Security, the portion of the principal amount of the Security to be repaid (which shall not be less than the minimum authorized denomination of this Security), the certificate number or a description of the tenor and terms of the Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Security with the form below entitled "Option to Elect Repayment" duly completed will be received by the Trustee not later than five Business Days after the date of such facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, this Security with form duly completed must be received by the Trustee by such fifth Business Day. Exercise of any repayment option by the Holder of any Security shall be irrevocable. No transfer or exchange of any Security (or, in the event that any Security is to be repaid in part, such portion of the Security to be repaid) will be permitted after exercise of a repayment option. The repayment option may be exercised by the Holder of a Security for less than the entire principal amount of the Security provided that the principal amount of the Security remaining outstanding after repayment, if any, is an authorized denomination. The Trustee will refer all questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repayment to the Company whose determination of such questions will be final and binding.

     Payment of interest on this Security with respect to any Interest Payment Date will include interest accrued to but excluding such Interest Payment Date. Interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months.

     Any Payment on this Security due on any date which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no interest shall accrue for the period from and after such date.

     In the event of redemption or repayment of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     Notwithstanding anything herein to the contrary, if this Note is an Original Issue Discount Note as specified on the face hereof, the amount payable in the event of redemption or repayment prior to the Stated Maturity hereof in lieu of the principal amount due at the Stated Maturity hereof shall be the Amortized Face Amount of this Security as of the Redemption Date or the date of repayment, as the case may be. The "Amortized Face Amount" of this Security shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Maturity (as set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated but in no event shall the Amortized Face Amount of this Security exceed its principal amount.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rates, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount and tenor, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same. Transfers or exchanges of Certificated Registered Securities may not be effected during the 15 day period preceding the mailing of a notice of redemption.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Capitalized terms not otherwise defined in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Security shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof.

                           OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay the within Security (or the portion hereof specified below) pursuant to its terms at a price equal to the Repayment Price specified on the face hereof, together with accrued interest to the Repayment Date, to the undersigned at

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
        (Please print or typewrite name and address of the undersigned)

     If less than the entire principal amount of this Security is to be repaid, specify the portion hereof which the Holder elects to have repaid ______________ and specify the denomination or denominations (which shall be in authorized denominations) of the Securities to be issued to the Holder for the portion of the within Security not being repaid (in the absence of any such specification, one such Security will be issued for the portion not being repaid):

________________________________________________________________________________


Dated: _______________              ___________________________________________
                                                   (Signature)

                                    Sign exactly as name appears on the front of this Security [SIGNATURE GUARANTEED - required only if Securities are to be issued and delivered to other than the registered holder]

                                    Fill in for registration of Securities if to be issued otherwise than to the registered holder:

                                    Name:_______________________________________
                                    Address:____________________________________
                                            ____________________________________
                                               (Please print name and address
                                                    including zip code)

                                    SOCIAL SECURITY OR OTHER
                                    TAXPAYER ID NUMBER:

                                    ____________________________________________

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM    -    as tenants in common
TEN ENT    -    as tenants by the entireties
JT TEN     -    as joint tenant with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT   -     Custodian
                    (Cust)      (Minor)
                    under Uniform Gifts to Minors Act

                    (State)
                    Additional abbreviations may be used though not in the above list.

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
   (Please print or typewrite name and address, including postal zip code, of assignee)

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
_________________________



________________________________________________________________________________
the within Security of Case Credit Corporation and hereby does irrevocably constitute and appoint

________________________________________________________________________________
Attorney to transfer said Security on the books of the within named Company, with full power of substitution in the premises.


Dated: ___________________               _______________________________________
                                         NOTE: The Signature to this assignment
                                         must correspond with the name as
                                         written upon the face of the within
                                         Security in every particular, without
                                         alteration or enlargement or any change
                                         whatsoever.